NewAmsterdam Pharma Provides Corporate Update and Reports First Quarter Financial Results

– EMA submission expected in 2H25 by partner Menarini –

– PREVAIL Phase 3 CVOT remains on track –

-- BROADWAY and TANDEM results presented at EAS with simultaneous publications in the New England Journal of Medicine and The Lancet, respectively --

-- Company to host R&D day on June 11th, 2025 in New York City --

–$808.5 million in cash, cash equivalents and marketable securities at March 31, 2025 –

Naarden, the Netherlands and Miami, USA; May 8, 2025 – NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS or “NewAmsterdam,” “we,” or the “Company”), a late-stage, clinical biopharmaceutical company developing oral, non-statin medicines for patients at risk of cardiovascular disease (“CVD”) with elevated low-density lipoprotein cholesterol (“LDL-C”), for whom existing therapies are not sufficiently effective or well-tolerated, today announced financial results for the quarter ended March 31, 2025 and provided a corporate update.

"Our first quarter was marked by continued clinical execution and investment in our commercial organization to support the potential launch of obicetrapib,” said Michael Davidson, M.D., Chief Executive Officer of NewAmsterdam. “With over $800 million in cash, cash equivalents and marketable securities on our balance sheet, we believe we are well positioned to drive near- and long-term value for our stakeholders, as we move closer to delivering novel, once-daily, low dose, oral therapies to address the significant global unmet need for safe and effective LDL-C lowering therapies.”

Dr. Davidson continued, “In addition, the data recently presented at EAS and published in the New England Journal of Medicine and The Lancet highlight obicetrapib’s differentiated product profile for the potential treatment of lipid management, and we are eager to continue to share additional data from our three pivotal Phase 3 trials, particularly regarding obicetrapib’s impact on major adverse cardiac events (“MACE”), at prominent medical conferences and journal publications. We are also progressing with regulatory interactions, including an expected EMA submission in the second half of the year by our partner Menarini. This commercial and clinical progress, combined with our financial strength provides a foundation for future growth as we look to address the needs of many more patients living with dyslipidemia.”

Clinical Development Updates

NewAmsterdam is developing obicetrapib, an oral, low-dose, once-daily, highly-selective cholesteryl ester transfer protein (“CETP”) inhibitor, as the preferred LDL-C lowering therapy to be used in patients at risk of CVD for whom existing therapies are not sufficiently effective or well-tolerated. Additional data from BROADWAY, TANDEM, and BROOKLYN is expected to be presented and published over the next several months, highlighting what we believe to be obicetrapib’s differentiated product profile to lipid management.

Ongoing Trials:

Following the successful completion of the Phase 3 BROADWAY, TANDEM, and BROOKLYN trials NewAmsterdam plans to announce additional data over the course of 2025 relating to obicetrapib and the fixed-dose combination (“FDC”) of obicetrapib plus ezetimibe.

The following trials are currently ongoing:

•
PREVAIL Phase 3 trial. PREVAIL is a cardiovascular outcomes trial (“CVOT”) evaluating obicetrapib in patients with a history of atherosclerotic cardiovascular disease (“ASCVD”), whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. NewAmsterdam completed enrollment of over 9,500 patients in April 2024.

•
VINCENT Phase 2 trial. The trial will evaluate the effects of obicetrapib alone and in combination with evolocumab on lipoprotein (a) (“Lp(a)”) in patients with mild dyslipidemia. The single arm study will treat patients with obicetrapib 10 mg daily for 8 weeks followed by obicetrapib 10 mg daily plus evolocumab 140 mg/dL every other week for 8 weeks. There will be two cohorts in the study. The first cohort will include 39 participants with Lp(a) levels greater than 125 nmol/L, and the second cohort will include 30 participants with Lp(a) levels greater than 50 nmol/L but less than 125 nmol/L.
•
REMBRANDT Phase 3 trial. The trial will utilize coronary computed tomography angiography imaging to evaluate the effect of obicetrapib plus ezetimibe FDC on coronary plaque. The placebo-controlled, double-blind, randomized, Phase 3 trial is being conducted in adult participants with high-risk ASCVD with evidence of coronary plaque who are not adequately controlled by their maximally tolerated lipid-modifying therapy, to assess the impact of the obicetrapib 10 mg plus ezetimibe 10 mg FDC daily on coronary plaque and inflammation characteristics. The study is expected to enroll 300 patients.

Corporate Updates

•
In April 2025, NewAmsterdam appointed Adele Gulfo to the Company’s Board of Directors. Ms. Gulfo is an established pharmaceutical executive with over three decades of experience in the healthcare industry, distinguished by her expertise in global strategy, operations leadership, and commercialization of multiple blockbuster medicines.

Upcoming Investor Event

NewAmsterdam will host an R&D Day event on Wednesday, June 11, 2025, beginning at 9 a.m. ET in New York City.

A live webcast of the event will be available through the investor relations section of the NewAmsterdam website at ir.newamsterdampharma.com. Following the live webcast, an archived replay will be available on the Company’s website.

First Quarter Financial Results

•
Cash Position: As of March 31, 2025, NewAmsterdam recorded cash, cash equivalents and marketable securities of $808.5 million, compared to $834.2 million as of December 31, 2024. The decrease is primarily driven by ongoing operating expenditures, partially offset by the first of two development cost contributions from our partner Menarini and cash received from interest and the exercise of options.
•
Revenue: NewAmsterdam recognized $3.0 million in revenue for the quarter ended March 31, 2025, compared to $1.4 million in the same period in 2024. The increase is primarily attributable to the increase in transaction price attributable to the R&D performance obligation as a result of the recognition in 2024 of the first of two annual development cost contributions pursuant to the terms of the license agreement with Menarini.
•
Research and Development (“R&D”) Expenses: R&D expenses were $44.8 million in the quarter ended March 31, 2025, compared to $42.4 million for the same period in 2024. This increase was primarily due to an increase in personnel costs, including share-based compensation, non-clinical costs related to pipeline expansion and product lifecycle management and investments in commercial manufacturing capabilities, partially offset by a decrease in clinical expenses.
•
Selling, General and Administrative (“SG&A”) Expenses: SG&A expenses were $27.2 million in the quarter ended March 31, 2025, compared to $14.5 million for the same period in 2024. This increase was primarily due to an increase in personnel costs, including share-based compensation, and investments in capabilities to support the Company's planned commercial launch of obicetrapib, if approved and an increase in costs related to the Company's intellectual property primarily driven by worldwide patent filings.
•
Net loss: Net loss for the quarter ended March 31, 2025 was $39.5 million, compared to net loss of $93.8 million for the same period in 2024. The individual components of the change are described above in addition to non-cash losses related to changes in the fair value of our derivative liabilities.

About Obicetrapib

Obicetrapib is a novel, oral, low-dose CETP inhibitor that NewAmsterdam is developing to overcome the limitations of current LDL-lowering treatments. In each of the Company’s Phase 2 trials, ROSE2, TULIP, ROSE, and OCEAN, as well as the Company’s Phase 3 BROOKLYN, BROADWAY and TANDEM trials, evaluating obicetrapib as monotherapy or combination therapy, the Company observed statistically significant LDL-lowering combined with a side effect profile similar to that of placebo. The Company commenced the Phase 3 PREVAIL CVOT in March 2022, which is designed to assess the potential of obicetrapib to reduce occurrences of MACE. The Company completed enrollment of PREVAIL in April 2024 and randomized over 9,500 patients. Commercialization rights of obicetrapib in Europe, either as a monotherapy or as part of a fixed-dose combination with ezetimibe, have been exclusively granted to the Menarini Group, an Italy-based, leading international pharmaceutical and diagnostics company.

About Cardiovascular Disease

Cardiovascular disease remains the leading cause of death globally, despite the availability of lipid-lowering therapies (“LLTs”). By 2050 more than 184 million U.S. adults are expected to be affected by CVD and hypertension, including 27 million with coronary heart disease and 19 million with stroke. In the United States from 2019 through 2022, CVD age-adjusted mortality rates increased by 9%, reversing the trend observed since 2010 and undoing nearly a decade of progress. Despite the availability of high-intensity statins and non-statin LLTs, LDL-C target level attainment remains low, contributing to residual cardiovascular risk, and underscoring a significant clinical need for improved therapeutic regimens. Even with 269 million LLT prescriptions written over the last 12 months, 30 million under-treated US adults are not at their risk-based LDL-C goal, of which 13 million have ASCVD. Less than 1 in 4 patients with ASCVD achieve an LDL-C goal of less than 70 mg/dL and only 10% of very high risk ASCVD patients achieve the goal below 55 mg/dL. In addition to the 30 million under-treated U.S. adults, there are 10 million patients diagnosed with elevated LDL-C who are not taking any LLTs including statins. Beyond LDL-C, additional factors are at play, such as lifestyle choices, tobacco use, and obesity, as well as inflammation, thrombosis, triglyceride levels, elevated Lp(a) levels, and type 2 diabetes.

About NewAmsterdam

NewAmsterdam Pharma (Nasdaq: NAMS) is a late-stage, clinical biopharmaceutical company whose mission is to improve patient care in populations with metabolic diseases where currently approved therapies have not been adequate or well tolerated. We seek to fill a significant unmet need for a safe, well-tolerated and convenient LDL-lowering therapy. In multiple Phase 3 trials, NewAmsterdam is investigating obicetrapib, an oral, low-dose and once-daily CETP inhibitor, alone or as a fixed-dose combination with ezetimibe, as LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of CVD with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated.

Forward-Looking Statements

Certain statements included in this document that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s business and strategic plans, the Company’s commercial opportunity, the therapeutic and curative potential of the Company’s product candidate, the Company’s clinical trials and the timing for enrolling patients, the timing and forums for announcing data, the achievement and timing of regulatory approvals, and plans for commercialization. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the approval of the Company’s product candidate and the timing of expected regulatory and business milestones, including potential commercialization; whether topline, initial or preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, or whether projections regarding clinical outcomes will reflect actual results in future clinical trials or clinical use of our product candidate, if approved; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive product candidates; ability to obtain sufficient supply of materials; global economic and political conditions, including the Russia-Ukraine and Israel-Hamas conflicts; the effects of competition on the Company’s future business; and those factors described in the Company’s public filings with the Securities and Exchange Commission. Additional risks related to the Company’s business include, but are not limited to: uncertainty regarding outcomes of the Company’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidate; risks associated with the Company’s efforts to commercialize a product candidate; the Company’s ability to negotiate and enter into definitive agreements on favorable terms, if at all; the impact of competing product candidates on the Company’s business; intellectual property related claims; the Company’s ability to attract and retain qualified personnel; and ability to continue to source the raw materials for the Company’s product candidate. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans, or forecasts of future events and views as of the date of this document and are qualified in their entirety by reference to the cautionary statements herein. The Company anticipates that subsequent events and developments may cause the Company’s assessments to change. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither the Company nor any of its affiliates undertakes any obligation to update these forward-looking statements, except as may be required by law.

Company Contact

Matthew Philippe

P: 1-917-882-7512

matthew.philippe@newamsterdampharma.com

Media Contact

Spectrum Science on behalf of NewAmsterdam

Jaryd Leady

P: 1-856-803-7855

jleady@spectrumscience.com

Investor Contact

Precision AQ on behalf of NewAmsterdam

Austin Murtagh

P: 1-212-698-8696

austin.murtagh@precisionaq.com

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Balance Sheet

(Unaudited)

	March 31, 2025	December 31, 2024
(In thousands of USD)
Assets
Current assets:
Cash and cash equivalents	748,420	771,743
Prepayments and other receivables	8,827	24,272
Employee receivables	—	4,951
Marketable securities	60,057	62,447
Total current assets	817,304	863,413
Property, plant and equipment, net	238	242
Operating right of use asset	369	431
Intangible assets	502	534
Total assets	818,413	864,620
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	6,087	4,744
Accrued expenses and other current liabilities	8,021	13,608
Deferred revenue, current	3,030	6,008
Lease liability, current	252	246
Derivative earnout liability, current	—	44,798
Derivative warrant liabilities	23,523	37,514
Total current liabilities	40,913	106,918
Lease liability, net of current portion	137	202
Total liabilities	41,050	107,120
Commitments and contingencies (Note 10)
Shareholders' Equity:
Ordinary shares, €0.12 par value; 400,000,000 shares authorized; 112,169,291 and 108,064,340 shares issued and outstanding as at March 31, 2024 and December 31, 2023, respectively	13,968	13,444
Additional paid-in capital	1,357,059	1,298,160
Accumulated loss	(598,098)	(558,571)
Accumulated other comprehensive income	4,434	4,467
Total shareholders' equity	777,363	757,500
Total liabilities and shareholders' equity	818,413	864,620

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	For the three months ended March 31,
	2025	2024
(In thousands of USD, except per share amounts)
Revenue	2,978	1,401
Operating expenses:
Research and development expenses	44,751	42,430
Selling, general and administrative expenses	27,152	14,453
Total operating expenses	71,903	56,883
Operating loss	(68,925)	(55,482)
Other income (expense):
Interest income	7,351	3,083
Fair value change – earnout	3,992	(8,702)
Fair value change – warrants	13,762	(30,248)
Foreign exchange gains/(losses)	4,293	(2,418)
Loss before tax	(39,527)	(93,767)
Income tax expense	—	—
Loss for the year	(39,527)	(93,767)
Other comprehensive income/(loss)
Unrealized gain/(loss) on available-for-sale securities, net of tax	(33)	—
Total comprehensive loss for the year, net of tax	(39,560)	(93,767)

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Mezzanine Equity and Shareholders' Equity (Deficit)

(Unaudited)

(In thousands of USD, except share amounts)	Shares	Amount	Additional Paid-In Capital	Accumulated Loss	Accumulated Other Comprehensive Income	Total Shareholders' Equity
Balance at December 31, 2023	82,469,768	10,173	590,771	(316,973)	4,422	288,393
Issuance of Ordinary Shares and Pre-Funded Warrants, net of issuance costs	5,871,909	759	189,207	—	—	189,966
Exercise of warrants	926,698	121	19,674	—	—	19,795
Exercise of stock options	452,461	60	(609)	—	—	(549)
Share-based compensation	—	—	7,965	—	—	7,965
Total loss and comprehensive loss for the period	—	—	—	(93,767)	—	(93,767)
As at March 31, 2024	89,720,836	11,113	807,008	(410,740)	4,422	411,803

Balance at December 31, 2024	108,064,340	13,444	1,298,160	(558,571)	4,467	757,500
Issuance of Earnout Shares	1,743,136	226	40,581	—	—	40,807
Exercise of Pre-Funded Warrants	1,293,938	162	(162)	—	—	—
Exercise of warrants	15,942	2	410	—	—	412
Exercise of stock options	909,140	116	2,875	—	—	2,991
Vesting of RSUs	142,795	18	(18)	—	—	—
Share-based compensation	—	—	15,213	—	—	15,213
Total loss and comprehensive loss for the period	—	—	—	(39,527)	(33)	(39,560)
As at March 31, 2025	112,169,291	13,968	1,357,059	(598,098)	4,434	777,363

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the three months ended March 31,
	2025	2024
(In thousands of USD)
Operating activities:
Loss for the period	(39,527)	(93,767)
Non-cash adjustments to reconcile loss for the period to net cash flows:
Depreciation and amortization	52	15
Non-cash rent expense	3	1
Fair value change - derivative earnout and warrants	(17,754)	38,950
Foreign exchange (gains)/losses	(4,293)	2,418
Amortization of premium/discount on available-for-sale debt securities	(513)	—
Share-based compensation	15,213	7,918
Changes in working capital:
Changes in prepayments (current and non-current) and other receivables	16,031	956
Changes in accounts payable	2,251	(8,311)
Changes in accrued expenses and other current liabilities	(4,953)	(1,381)
Changes in deferred revenue	(2,978)	(1,401)
Net cash used in operating activities	(36,468)	(54,602)
Investing activities:
Purchase of property, plant and equipment, including internal use software	(16)	(385)
Maturity of available-for-sale debt securities	12,500	—
Purchase of available-for-sale debt securities	(9,629)	—
Net cash (used in)/provided by investing activities	2,855	(385)
Financing activities:
Proceeds from February 2024 offering of Ordinary Shares and Pre-Funded Warrants	—	190,481
Transaction costs on February 2024 issue of Ordinary Shares and Pre-Funded Warrants	—	(515)
Transaction costs on December 2024 issue of Ordinary Shares and Pre-Funded Warrants	(1,586)	—
Proceeds from exercise of warrants	183	8,763
Proceeds from exercise of options	7,922	440
Payment of withholding taxes related to net share settlement of exercised options	—	(989)
Net cash provided by financing activities	6,519	198,180
Net change in cash	(27,094)	143,193
Foreign exchange differences	3,771	(2,496)
Cash and cash equivalents at the beginning of the year	771,743	340,450
Cash and cash equivalents at the end of the year	748,420	481,147
Noncash financing and investing activities
Receivable related to exercise of warrants	—	1,271
Issuance of earnout shares	40,807	—